Exhibit 1.7

                                     FORM 19
                                  (Section 348)

                          PROVINCE OF BRITISH COLUMBIA

                                         Certificate of Incorporation No. 300553

                                   COMPANY ACT

                               SPECIAL RESOLUTION


     The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:        MANHATTAN MINERALS CORP.

DATE RESOLUTION PASSED: May 11, 2000

RESOLUTION:

     "RESOLVED, as a special resolution, that the Memorandum of the Company be altered in the following respect:

     (a) By increasing the authorized capital of the Company by creating 450,000,000 Common shares without par value.

     (b) The Memorandum as altered by this resolution be in the form attached hereto and marked Schedule A so that the Memorandum as altered shall, at the time of filing, comply with the Company Act."

Certified a true copy this 22nd day of June, 2000.



                                  Signature         "A.J. McLeod"
                                                --------------------------------

                                                    Solicitor
                                                --------------------------------
                                                (Relationship to Company)

                                   SCHEDULE A


                               ALTERED MEMORANDUM
                               ------------------


             (as altered by Special Resolution dated May 11, 2000.)

                                       OF

                            MANHATTAN MINERALS CORP.



     1.   The name of the company is Manhattan Minerals Corp.

     2. The authorized capital of the company consists of 500,000,000 Common shares without par value.